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April 20, 1998


The Board of Directors
InterWest Bancorp, Inc.
275 S.E. Pioneer Way
Oak Harbor, Washington  98277

     RE:  LEGAL OPINION REGARDING VALIDITY OF SECURITIES OFFERED

Dear Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission (the "Commission") with respect to 8,350 shares of common stock, $.20 par value per share (the "Shares"), of InterWest Bancorp, Inc., a Washington corporation ("InterWest") authorized for issuance under the 1st National Bank of Port Orchard 1990 Employee & Director Stock Option Plan, as amended (the "Plan").

     In connection with the offering of the Shares, we have examined the following: (i) the Plan, which is filed as Exhibit 99.1 to the Registration Statement; (ii) the Registration Statement, including the remainder of the exhibits; (iii) the Agreement and Plan of Merger among InterWest, InterWest Bank, Puget Sound Bancorp, Inc. and First National Bank of Port Orchard, dated as of September 18, 1997 (the "Merger Agreement"); and (iv) such other documents as we have deemed necessary to form the opinions hereinafter expressed. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of InterWest.

     Our opinion assumes that the Shares are issued in accordance with the terms of the Plan and the Merger Agreement after the Registration Statement has become effective under the Act.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, or any portion of the Shares, have been duly authorized and that, upon the due execution by InterWest and the registration by its registrar of the Shares, issuance by InterWest and receipt of the consideration for the Shares, consistent with the terms of the Plan and the Merger Agreement, the Shares will be validly issued, fully paid, and nonassessable.


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InterWest Bancorp, Inc.
April 20, 1998
Page 2


     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent shall not be construed to cause us to be in the category of persons whose consent is required to be filed pursuant to Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        GRAHAM & DUNN


                                        /s/ Graham & Dunn PC